FINANCIAL SERVICES AGREEMENT
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                                (LISTING SERVICE)
                                -----------------



     This Consulting Services Agreement (the "Agreement") is entered this 24th day of August, 2001 by and between


                                TORSTEN PROCHNOW


("Consultant"),  an  International  consultant,  and


                                   E-REX, INC.


("Client"), a U.S. corporation (ticker symbol: EREX), with reference to the following:


                                    RECITALS

   A. The Client desires to be assured of the services of the Consultant in order to avail itself of the Consultant's experience, skills, knowledge, abilities and background in the fields of business development, financial consulting, and Internet strategy. The Client is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

   B. The Consultant agrees to be engaged and retained by the Client upon the terms and conditions set forth herein.

   NOW THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



   1.   ENGAGEMENT.  Client  hereby engages Consultant on a non-exclusive basis,
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and Consultant hereby accepts the engagement to become a strategic consultant to the Client and to render such advice, consultation, information and services to the Client regarding general financial and business matters including, but not limited to:

A.  LISTING  SERVICES

- Preparation of an application for a listing of the Client's common stock on a major European stock exchange (e.g. Frankfurt Stock Exchange).

- Handling of the application and of all paperwork on behalf of the client needed to complete the listing process in accordance with German and U.S.
securities  and  exchange  rules.

Client understands that Consultant cannot guarantee that Client's securities will be listed for trading on any exchange because the decision to list securities for trading rests with the exchange itself.

B.  RELATED  PUBLIC  RELATIONS  SERVICES

- Researching, editing and generating a minimum of two guaranteed articles about EREX in connection with the aforementioned listing and submission of these texts to major German newspapers such as "Die Welt" and "Welt am Sonntag" (together over 1,000,000 million readers per day).

- Assisting to place additional articles about the aforementioned listing in German and U.S. newspapers and magazines (e.g. "Financial Times Deutschland" and "Frankfurter Allgemeine Zeitung").

- Editing and delivering a comprehensive stock exchange fact sheet in English before the actual application will be filed.

- Preparation of comprehensive company press releases about the application for a listing and about the successful execution of the listing.


   2.   TERM.  The  term  of  this Agreement ("Term") shall commence on the date
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hereof  and  continue  for  two  (2)  months. The Agreement may be extended upon agreement  by  both  parties,  unless  or  until  the  Agreement  is terminated.

   3.   ENGAGEMENT  FEE.  As  consideration  for  Consultant  entering into this
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Agreement,  Client  and  Consultant  agree  to  the  following:

An Engagement Fee ("Engagement Fee") of US$15,000 payable to the Consultant as follows:

A.     $10,000.00  upon  execution  hereof;  and

B.     $  5,000.00  upon  successful  listing  with  the  exchange.

The Engagement Fee will be satisfied by delivery of shares of the Client's common stock representing an aggregate value of US$15,000 (150,000 shares at a price of US$0.10 per share) to be delivered to the Consultant in lieu of the cash payments provided above. The Shares will be freely tradable upon registration with the Securities ands Exchange Commission on Form S-8, duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances. In the event the exchange denies the client's application for a listing, client shall be entitled to partial refund of $US5, 000.00 cash or 50,000 shares (at consultants choice) as paid under this agreement.

Additionally, Client, upon completion of the aforementioned listing and PR services, shall issue to Consultant Warrants to buy 150,000 shares of Client's common stock at a price of US$0.20 per share for a period of two years. The Consultant is not restricted from transferring this block partly or in total to a third party. When issued pursuant to such Warrants, the underlying shares shall be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.

Consultant reserves the right to renegotiate the number of shares received as compensation if the price of the Client's shares decreases on any stock exchange of more than 20% before completion of the services described above.

   4.   EXCLUSIVITY;  PERFORMANCE; CONFIDENTIALITY.   The services of Consultant
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hereunder  shall  not  be  exclusive,  and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential. All such confidential information provided to Consultant by Client shall be clearly and conspicuously marked with the word "Confidential." Consultant may disclose Client's confidential information pursuant to applicable law or regulations or by operation of law, provided that the Consultant may disclose only such information as is legally required.

   5.   INDEPENDENT  CONTRACTOR.  In  its  performance hereunder, Consultant and
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its  agents  shall  be an independent contractor.  Consultant shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work and as otherwise requested. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner, unless otherwise mutually agreed. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

   6.   MISCELLANEOUS.  No  waiver  of  any  of the provisions of this Agreement
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shall  be  deemed  or  shall  constitute  a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations.


   IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.




Signature:     _____________________________________

Name:          Torsten  Prochnow
Address:       ___________________
               ___________________

Date:          _____________



E-REX,  INC.
11645  Biscayne  Boulevard
Suite  210
Miami,  Fl  33181


Signature:     _____________________________________

Name:          _____________________________________

Title:         _____________________________________

Date:          _____________